UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PLUM CREEK TIMBER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2008 Annual Meeting

of Stockholders

and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

It is a pleasure to invite you to Plum Creek’s Annual Meeting of Stockholders on Wednesday, May 7, 2008, beginning at 9:00 a.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

The agenda for the Annual Meeting includes the election of nine (9) directors to serve until the 2009 Annual Meeting, consideration of a proposal to ratify the appointment of Ernst & Young as Plum Creek’s independent auditors, consideration of one stockholder proposal (if properly presented at the meeting), and such other business as may properly come before the meeting. The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” ratifying the appointment of Ernst & Young as Plum Creek’s independent auditors and “AGAINST” the stockholder proposal. In addition to these specific matters, there will be a report on Plum Creek’s business, and you will have an opportunity to ask questions.

If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

I look forward to seeing you on May 7th in Seattle.

Sincerely yours,

Rick R. Holley President and Chief Executive Officer

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 Third Avenue, Suite 4300

Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 7, 2008

NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”).

MEETING DATE, TIME AND LOCATION	The Annual Meeting of Stockholders will take place on Wednesday, May 7, 2008, at 9:00 a.m. local time, in the Noble Room at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. Please refer to the map and the driving instructions located at the back of this document for the location of the Washington Athletic Club.

MEETING AGENDA	The purposes of the Annual Meeting of Stockholders are:

1. To elect nine (9) persons to serve on the Company’s Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2009;

2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2008;

3.   To consider and act upon a stockholder proposal, if it is properly presented at the meeting, relating to disclosure of the Company’s political contribution policies and certain of its political contribution activities; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting of Stockholders if you were a stockholder of record at the close of business on March 10, 2008.

VOTING	Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Properly executing and submitting the enclosed proxy card will appoint Rick R. Holley, David W. Lambert and James A. Kraft as your proxies. You may submit your proxy and vote your shares (1) by internet, (2) by telephone or (3) by mail. For instructions on how to vote, please refer to the enclosed proxy card.

If your shares are held in “street name” by a broker, bank or other registered holder of record, you are not the registered holder of record of the stock (and your name is not on the Company’s list of registered stockholders), but you are considered the beneficial owner of the stock, and these proxy materials are being forwarded to you by your broker, bank or other registered holder of record of the stock. If you hold your stock in street name and would like to vote in person at the meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other registered holder of record.

ELECTRONIC ACCESS OF PROXY MATERIALS	Under new Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2007 (including the 10-K wrap) on our website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The proxy statement and the Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the internet.

By Order of the Board of Directors,

James A. Kraft Senior Vice President, General Counsel and Secretary March 21, 2008

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

TABLE O F CONTENTS

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	i

OUTSTANDING CAPITAL STOCK	40
STOCKHOLDER PROPOSALS	40
ANNUAL REPORT	40
ANNUAL REPORT ON FORM 10-K	40
INCORPORATION BY REFERENCE	40
OTHER MATTERS	40
APPENDIX A	A-1

ii	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

PROXY STATEMENT FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2008

The Date of this Proxy Statement is March 21, 2008.

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC., TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2008, AT 9:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 10, 2008, ARE ENTITLED TO VOTE AT THE ANNUAL MEETING. THE COMPANY ANTICIPATES THAT THE ATTACHED NOTICE, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD WILL FIRST BE SENT TO STOCKHOLDERS ON OR ABOUT MARCH 24, 2008.

SOLICITATION AND REVOCABILITY OF PROXY

This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s Annual Meeting of Stockholders on May 7, 2008, or any adjournment thereof (the “Annual Meeting”). Proxy cards that are properly executed and returned to the Company or voted by telephone or internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the enclosed proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

•	“For” each of the nominees for director listed in these materials and on the enclosed proxy card;

•	“For” ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for 2008; and

•	“Against” the stockholder proposal relating to disclosure of the Company’s political contribution policies and certain of its political contribution activities.

Proxies will be voted on such other matters as may properly come before the meeting, or any adjournment thereof, in the discretion of the appointed proxy holders.

Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by: (1) filing an instrument of revocation with the Company’s Corporate Secretary at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096; (2) voting by telephone at a later date, (3) voting by internet at a later date; or (4) signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the meeting. If your shares of Plum Creek common stock are held in street name (in the name of a broker, bank or other registered holder of record), you must obtain a proxy, executed in your favor, from the registered holder of record of the stock to be able to vote in person at the Annual Meeting.

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, and any additional material that may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will also reimburse brokerage firms, banks and other registered holders for their

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	1

expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, directors, officers or other employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. Georgeson, Inc. will assist the Company in the solicitation of proxies for a fixed fee of $8,000 and reasonable out-of-pocket expenses, to be paid by the Company.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Each year in connection with the annual meeting of stockholders, the Company is required to send to each registered stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other registered holder of record. Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, this process results in duplicate mailings of proxy statements and annual reports. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows.

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Investor Relations by mail at 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096; or by telephone at (800) 858-5347 if calling within the United States and Canada, or at (206) 467-3600 if calling outside the United States and Canada (call collect).

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other registered holder of record that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Plum Creek stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household and would like to receive only one copy of each in the future, you should contact a representative of your broker, bank, trust or other holder of record.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address, then please notify the Company or your broker, bank, trust or other holder of record, and additional proxy statements or annual reports will be delivered to you. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may also contact Investor Relations using the contact information provided above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 7, 2008. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. These materials are also available at www.proxyvote.com, where stockholders may vote their shares over the internet (see Voting Options below). Directions to the location of the Annual Meeting are also available on Plum Creek’s web site at http://proxy.plumcreek.com.

VOTING OPTIONS

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via the internet, by phone or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you want to do so, because your vote by proxy is revocable at your option. Voting by internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the internet or telephone, you help the Company reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

2	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Vote by Internet. You can vote your shares over the internet at www.proxyvote.com until 11:59 P.M. Eastern Time on May 6, 2008, the day before the meeting date. Have the enclosed proxy card in hand when you access the web site and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.

Vote by Telephone. You can vote your shares over the telephone by calling 1-800-690-6903 until 11:59 P.M. Eastern Time on May 6, 2008, the day before the meeting date. Have the enclosed proxy card in hand when you call and follow the instructions to cast your vote on the three matters discussed in this Proxy Statement.

Vote by Mail. You can vote your shares by mail by signing, dating and completing the enclosed proxy card and mailing it in the enclosed postage paid envelope or you can return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

Under the Delaware General Corporation Law (“Delaware Law”) and the Company’s Amended and Restated Bylaws, as amended (the “Company Bylaws”), the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Each share of Plum Creek common stock entitles the holder to one vote on each of the three (3) proposals to be presented at the Annual Meeting. Abstentions and broker non-votes are counted toward determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a registered holder of stock votes on behalf of the beneficial owner of that stock (e.g., a broker or bank holding stock on behalf of its client) on at least one proposal, but not on another, because the registered holder does not have discretionary voting authority with respect to that item of business and has not received instructions from the beneficial owner. For example, under NYSE Rules, proposals to elect directors and to ratify the appointment of independent auditors are considered “discretionary” items. This means that brokerage firms and other registered holders of stock may vote in their discretion on these matters on behalf of their clients who have not otherwise furnished voting instructions before the meeting. In contrast, stockholder proposals are “non-discretionary” items. This means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them.

Majority Vote Standard for Director Elections

In February 2007, the Board approved an amendment to the Company Bylaws to require that a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election in uncontested elections. In a contested election (a situation in which the number of director nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Although the Company Bylaws provide the voting requirement for election or re-election to the Board, Company policy governs whether current directors who are not re-elected continue to serve until their successors are elected. Under Delaware law, any director who is currently serving on the Board and who is not re-elected at the end of his or her term of office nonetheless continues to serve on the Board as a “holdover director” until his or her successor has been elected. To address this situation, the Board adopted a Corporate Governance Policy on Majority Voting, which can be found in the Company’s Corporate Governance Guidelines. Under the policy, any director who does not receive the required number of votes for re-election must tender his or her resignation to the Chairman of the Board. The Board will consider the tendered resignation and, within 90 days of the stockholder meeting at which the election occurred, decide whether to accept or reject the tendered resignation, and will publicly disclose its decision and the process involved in the consideration. Absent a compelling reason to reject the resignation, the Board shall accept

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	3

the resignation. The director who tenders his or her resignation will not participate in the Board’s decision. Only persons who are currently serving as directors and seeking re-election can become a “holdover director” under Delaware law. Therefore, the Corporate Governance Policy on Majority Voting would not apply to any person who was not then serving as a director at the time he or she sought, and failed to obtain, election to the Board. For 2008, all nominees for the election of directors are currently serving on the Board. The complete Corporate Governance Policy on Majority Voting is available on the Company’s website at www.plumcreek.com by clicking on “Investors,” then “Corporate Governance” and finally “Governance Guidelines.”

Required Vote For Each Item of Business

Proposal 1. For Proposal 1, the election of directors, stockholders may vote for or against each of the director nominees. As described above, a director nominee will be elected to the Board only if the votes cast “for” such director nominee’s election exceed the votes cast “against” his or her election. Abstentions and broker non-votes, if any, will have no effect on the election of directors.

Proposal 2 and Proposal 3. For Proposal 2 (ratifying the appointment of Ernst & Young) and Proposal 3 (stockholder proposal regarding political contribution disclosure), the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Abstentions and broker non-votes, therefore, will have the same effect as a vote against Proposal 2 and Proposal 3.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

Pursuant to Delaware Law and the Company Bylaws, the business, property and affairs of the Company are managed under the direction of the Board. The current members of the Board are Rick R. Holley, Ian B. Davidson, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan, Sr., John H. Scully, Stephen C. Tobias and Martin A. White. Members of the Board are kept informed of the Company’s business through discussions with Plum Creek’s officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held four regularly scheduled meetings and two special meetings during 2007.

Director Independence

The Board’s governance principles require that at least two-thirds of the Board be composed of independent directors and that each of the Board’s three committees be composed solely of independent directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with NYSE listing standards for director independence. A copy of these standards can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.

With the assistance of its legal counsel, the Corporate Governance and Nominating Committee reviewed written responses to annually submitted questionnaires completed by each member of the Board against the Board’s and the NYSE’s director independence standards, along with NYSE and SEC independence standards specifically applicable to Board members who serve on the Audit Committee. On the basis of this review, the Corporate Governance and Nominating Committee advised the full Board of its conclusions regarding director independence. After considering the Committee’s recommendation, the Board affirmatively determined that each of Ms. Josephs and Messrs. Davidson, McDonald, McLeod, Morgan, Scully, Tobias and White is independent under the Board’s and the NYSE’s independence standards. In addition, the Board determined that each member of the Audit Committee is independent under the NYSE’s and SEC’s independence standards for directors who serve on audit committees. Mr. Carl B. Webb, who served on the Board during part of 2007, was also determined by the Board to be independent under these standards.

4	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Board Committees

The Board has a standing Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee.

Compensation Committee. During 2007, the Compensation Committee met three times. The Compensation Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for developing and modifying over time the Company’s compensation policies and plans, including the compensation policies and plans for the Company’s executive officers and directors. It is also responsible for making recommendations to the Board concerning amendments to the Company’s compensation plans and, in certain instances, making amendments to such plans. The Committee also oversees the annual performance evaluation of the Company’s President and Chief Executive Officer and is responsible for producing a report on executive compensation for inclusion in the Company’s proxy materials. The current members of the Compensation Committee are Ms. Josephs and Messrs. McLeod, Tobias and White (Chairman).

The Compensation Committee reviews executive compensation each year. To assist it in doing its job, the Committee has retained the firm of Towers Perrin, a nationally recognized compensation consulting firm. Towers Perrin is engaged by and reports directly to the Compensation Committee and interacts with management as necessary to fulfill its responsibilities. Representatives of Towers Perrin participate in most regularly scheduled meetings of the Committee.

For 2007, the Committee instructed Towers Perrin to obtain and present relevant competitive data to assist the Committee in determining total direct compensation and perquisites. The Committee also instructed Towers Perrin to keep the Committee apprised of current and developing trends in executive compensation. Finally, the Committee instructed Towers Perrin to make a recommendation for each element of pay for each named executive officer.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met three times during 2007. The Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for overseeing and coordinating many of the Company’s corporate governance practices. The Committee advises the Board with respect to matters of Board composition and procedures and is responsible for developing and recommending to the Board the Company’s corporate governance principles. The Committee also oversees the annual performance evaluation of the Board and its committees. The current members of the Corporate Governance and Nominating Committee are Messrs. Davidson, McDonald, Scully (Chairman) and Tobias.

Audit Committee. The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2007, the Audit Committee met nine times. The Audit Committee acts pursuant to a written charter, which was originally adopted by the Board during 2000, and was last revised in February of 2004. The Audit Committee charter can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. Among other things, this Committee has the responsibility to appoint, terminate, replace, compensate and oversee the Company’s independent auditors; to review and approve the scope of the annual audit; to interview the independent auditors for review and analysis of the Company’s financial systems and controls; and to review the independence of, and pre-approve any audit or non-audit services provided by, the independent auditors.

Current members of the Audit Committee are Mr. Davidson, Ms. Josephs and Messrs. McDonald (Chairman) and Morgan. The Board of Directors has determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board has designated each of Mr. Davidson and Ms. Josephs as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	5

Report of the Audit Committee

In connection with the Audit Committee’s review of the Company’s financial statements for the year ended December 31, 2007:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company;

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions of the above three items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Ian B. Davidson, Robin Josephs, John G. McDonald (Chairman) and John F. Morgan, Sr.

Selection of Nominees to the Board of Directors

Stockholder Nominations. The Corporate Governance and Nominating Committee will consider director nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. If a stockholder intends to make a nomination at any annual stockholder meeting, the Company Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company’s previous year’s annual meeting of stockholders. The notice must set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed director nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed director nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed director nominee or nominees. These Company Bylaw provisions afford the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

Director Qualifications. The Corporate Governance and Nominating Committee believes that the minimum qualification for serving as a director of the Company is that a director nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

6	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Selection Process for Director Nominees. The Corporate Governance and Nominating Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time, the Committee engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of the Committee contacts the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews his or her accomplishments and qualifications in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Executive Sessions of the Board of Directors

In accordance with the Company’s Corporate Governance Guidelines, the Board’s independent directors meet in executive session at least four (4) times each year. The Chairman of the Board, who must be an independent director under the Corporate Governance Guidelines, presides at, and sets the agenda for, each executive session of the independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors. Mr. Davidson served as Chairman of the Board during 2007 and presided over all executive sessions of the independent members of the Board.

Communicating With the Board

Anyone who wishes to notify or communicate with the entire Board, any individual director or the independent directors as a group, may do so. Communications should be delivered to the following address, marked “confidential”, care of Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096. The Corporate Secretary reviews all such correspondence and will forward to the Chairman of the Board or other individual director or group of directors, as the case may be, a copy of such correspondence that, in the opinion of the Corporate Secretary, relates to the functions of the Board or its committees, or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These stockholder communication procedures were approved by the Board of Directors.

Board Member Attendance at Annual Meetings

While members of the Board are always welcome to attend each annual meeting of stockholders, the Board has no formal policy requiring their attendance. Five of the Company’s directors, Messrs. Holley, Davidson, McLeod, Tobias and White, attended the 2007 annual meeting of stockholders held on May 2, 2007.

Code of Ethics and Other Corporate Governance Information

The Company maintains a code of ethics, entitled the Plum Creek Code of Conduct, which applies to each director and to the principal executive officer, the principal financial officer and the principal accounting officer as well as to all

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	7

other employees of the Company. The Plum Creek Code of Conduct, along with the governing charters of each of the Board’s committees and the Company’s Corporate Governance Guidelines, can be found in the “Corporate Governance” section of the Company’s website accessible to the public at www.plumcreek.com. To find this section of the website, click on the “Investors” link and then the “Corporate Governance” link. The Company will post any amendments to, or waivers from, its Code of Conduct (to the extent applicable to any director or any of the Company’s executive officers, including the chief executive officer, principal financial officer or principal accounting officer) at this location on its website. In addition to these documents, the Company’s proxy statements and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and reports concerning transactions in the Company’s stock by directors and certain officers of the Company, and any amendments to those reports, can also be found on the Company’s website by first clicking the “Investors” link, then the “Earnings/Financial Publications” link and finally the “SEC Filings” link. Copies of any of these documents may be obtained from our website or free of charge by contacting the Company’s Investor Relations Department at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096 or by calling (206) 467-3600.

On May 15, 2007, Rick R. Holley, as President and Chief Executive Officer of the Company, submitted an unqualified certification to the NYSE stating that, as of that date, he was not aware of any violation by the Company of the NYSE Corporate Governance Listing Standards. Additionally, the Company has filed with the SEC the Chief Executive Officer and Chief Financial Officer certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended.

Director Compensation

The Compensation Committee periodically reviews director compensation and engages Towers Perrin to advise it on market data, trends and recommendations for this review. Based upon this review and advice, the Committee then makes recommendations to the full Board regarding the compensation for the outside directors.

2007 Director Compensation

Our non-employee directors receive the following compensation for their service on the Board:

•	$40,000 annual cash retainer

•	$2,000 meeting fee for each meeting of the Board (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Chairman of the Board)

•	2,000 shares of the Company’s common stock that carry a six-month restriction on transfer.

The Chairman of the Board receives an additional annual retainer of $30,000, and members of Board committees may receive the following amounts, depending upon their involvement with each committee of the Board:

•

Audit Committee—$10,000 annual cash retainer for the Chairperson of the Committee; $5,000 annual cash retainer for other Committee members. All members of the Committee receive a $2,000 fee for each meeting of the Committee (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chair).

•

Compensation, Corporate Governance and Nominating Committees—$5,000 annual cash retainer for the chairperson of each committee. Members of each committee receive a $1,500 fee for each committee meeting (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the committee chair).

Directors have the choice to elect to take all or a portion of their Board fees in common stock of the Company and may defer all or part of their fee compensation. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

8	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

The table below summarizes compensation received by non-employee directors of the Board during 2007.

Name	Fees Earned or Paid in Cash ($)(A)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian B. Davidson	$98,000	$90,722	–	–	–	–	$188,722
Robin Josephs	$71,500	$90,722	–	–	–	–	$162,222
John G. McDonald	$75,000	$90,722	–	–	–	–	$165,722
Robert B. McLeod	$55,000	$81,700	–	–	–	–	$136,700
John F. Morgan, Sr.	$65,000	$81,700	–	–	–	–	$146,700
John H. Scully	$57,900	$90,722	–	–	–	–	$148,622
Stephen C. Tobias	$52,750	$90,722	–	–	–	–	$143,472
Martin A. White	$54,750	$81,700	–	–	–	–	$136,450
Carl B. Webb(D)	$42,235	$84,526	–	–	–	–	$126,761

(A)	Fees earned or paid in cash—includes cash retainers and meeting fees earned in 2007.

(B)	Stock awards—represents the 2007 FAS 123(R) expense recognized for grants of restricted stock awards and dividend equivalent rights made to non-employee directors of the Board. The grant date fair value for the 2007 award of restricted stock was $40.85 per share. For more information regarding the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation Plans.

(C)	From 2002 through 2004, directors were granted stock options under the Stock Incentive Plan on an annual basis. Each stock option carries an exercise price equal to the fair market value of the Company’s common stock on the date of grant, expires 10 years from the date of grant, and is fully vested and exercisable. Dividend equivalent rights were granted in tandem with each stock option awarded to a non-employee director and provide the opportunity to receive cash payments equal to the per-share dividend paid by the Company based on performance. Ms. Josephs currently holds 9,000 stock options. Each of Messrs. Davidson, McDonald, Scully and Tobias currently hold 12,000 stock options.

(D)	Mr. Webb resigned from the Board on July 17, 2007. Amounts shown represent director fees earned for the year 2007 and the FAS 123(R) expense for restricted stock awards and dividend equivalent rights through the date of his resignation. At the time of his resignation, Mr. Webb held 7,500 stock options.

PROPOSAL 1

Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

The Board is authorized under the Company Bylaws to set, by resolution, the number of directors who comprise the Board. The directors whose terms expire in 2008 and have been nominated for election to one-year terms of office expiring at the 2009 Annual Meeting of Stockholders, or until their successors are elected, are Rick R. Holley, Ian B. Davidson, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan, Sr., John H. Scully, Stephen C. Tobias and Martin A. White.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	9

In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Josephs and Messrs. Holley, Davidson, McDonald, McLeod, Morgan, Scully, Tobias and White. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.

Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve. The names and ages of the nominees and their principal occupations or employment during the past five years are set forth below.

Nominees for Election to One-Year Terms Expiring at the 2009 Annual Stockholder Meeting:

Name	Age	Background
Rick R. Holley	56	Mr. Holley was elected to the Board of Directors of the Company and appointed as its President and Chief Executive Officer on July 1, 1999, the date of our conversion from a master limited partnership to a real estate investment trust, or REIT. From 1994 through the date of our REIT conversion, Mr. Holley served as a director and President and Chief Executive Officer of the general partner of the former master limited partnership.

Ian B. Davidson	76	Mr. Davidson was elected to the Board of Directors of the Company on July 1, 1999, and was appointed Chairman of the Board in February 2005. From December 1992 through July 1999, he served as a director of the general partner of the former master limited partnership. Mr. Davidson is the chairman of the board of directors of Davidson Companies, a leading regional financial services holding company and the parent company of DA Davidson & Co., a full-service investment firm based in the Northwest.

Robin Josephs	48	Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group, a private equity firm specializing in real estate investments. She is also the founder and managing director of Ropasada, LLC, a private investment and consulting firm. Ms. Josephs was previously employed by Goldman Sachs, where she served as a senior officer in their Real Estate Investment Banking Division and Equity Capital Markets Group, and prior to that served as an analyst for Booz Allen & Hamilton, Inc., in New York. Ms. Josephs also serves on the board of directors of iStar Financial, Inc.

John G. McDonald	70	Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is a Professor of Finance at the Graduate School of Business at Stanford University, where he has been a faculty member since 1968 and where he holds the Stanford Investors Chair. Professor McDonald also serves as a director of Varian, Inc.; Scholastic Corp.; iStar Financial, Inc.; and eight mutual funds managed by Capital Research and Management Company.

Robert B. McLeod	66	Mr. McLeod was appointed to the Board of Directors of the Company in June 2004. Mr. McLeod is the chairman of the board of directors and chief executive officer of Newland Communities, a national developer of master planned communities.

John F. Morgan, Sr.	61	Mr. Morgan was appointed to the Board of Directors of the Company in October 2006. Mr. Morgan is the owner and manager of Morgan Timber, LLC, a private timberland and real estate management and development company. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) and Citizens & Southern Corporation (Bank of America), and later helped found INVESCO Capital Management, a global money management firm.

John H. Scully	63	Mr. Scully served as a director of the general partner of the former master limited partnership from November 1992 through July 1999 and was elected to the Board of Directors of the Company on July 1, 1999. He is the managing director of SPO Partners & Co., a private investment firm. Mr. Scully also serves as chairman of the board for Advent Software, Inc.

10	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Name	Age	Background

Stephen C. Tobias	63	Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias has served as the vice chairman and chief operating officer of Norfolk Southern Corporation since July 1998 and as the vice president of Norfolk Southern Railway Company since May 2000, having served previously as executive vice president-operations of Norfolk Southern Corporation and vice president and chief operating officer of Norfolk Southern Railway Company. Mr. Tobias also serves as a director of Norfolk Southern Railway Company.

Martin A. White	66	Mr. White was appointed to the Board of Directors of the Company in July 2006. Mr. White is the Dean of the Tharaldson School of Business and also the chairman of the board of trustees at the University of Mary. From 1998 to 2006, Mr. White served as chairman and chief executive officer of MDU Resources Group, Inc., a diversified natural resource company that provides energy, natural resource products and related services to both U.S. and international markets. Mr. White also serves as a director of First Interstate BancSystem, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 10, 2008 for each director, each named executive officer, and the directors and executive officers as a group. There is no person or entity known to the Company to beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096.

Name of Individual	Number of Shares Beneficially Owned	Percent of Class
Directors
Ian B. Davidson	46,038(A)	*
Rick R. Holley	722,878(B)	*
Robin Josephs	23,200(C)	*
John G. McDonald	22,000(D)	*
Robert B. McLeod	11,000	*
John H. Scully	213,230(E)	*
Stephen C. Tobias	24,880(F)	*
John F. Morgan, Sr.	4,000	*
Martin A. White	7,033	*

Named Executive Officers
Thomas M. Lindquist	192,689(G)	*
David W. Lambert	51,540(H)	*
James A. Kilberg	37,817(I)	*
James A. Kraft	145,674(J)	*

Directors & Executive Officers as a Group (22 persons, including those named above)	1,889,142	1.1%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 171,103,893 shares of common stock outstanding as of March 10, 2008.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	11

(A)	Includes 300 shares of common stock owned by Mr. Davidson’s wife. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(B)	Includes 541,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(C)	Includes 200 shares of common stock held in trust for the benefit of Ms. Josephs’ children and 3,000 shares of common stock held in a trust over which Ms. Josephs has voting and dispositive power. Also includes 9,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(D)	Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(E)	Includes 188,230 shares of common stock held in a trust over which Mr. Scully has voting and dispositive power. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(F)	Includes 4,268 shares of common stock held in trust over which Mr. Tobias has voting and dispositive power. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(G)	Includes 158,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(H)	Includes 43,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(I)	Includes 29,500 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

(J)	Includes 97,500 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2008.

EXECUTIVE COMPENSATION

This section contains information relating to compensation of the Company’s named executive officers. The named executive officers are determined in accordance with SEC disclosure rules and include the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of 2007 (collectively, the “Named Executive Officers” or “NEOs”).

Overview

The following provides a brief overview of the more detailed disclosures as covered in the “Compensation Discussion & Analysis” as outlined below.

•	The objectives of our compensation program are to attract, retain, and motivate talented and experienced executives

•	We provide our NEOs with a balanced compensation program including base salary, short and long-term incentives, health and welfare, retirement benefits and a limited number of perquisites

•	Short-term incentives support our “pay-for-performance” philosophy

12	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

•

Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize shareholder value, as well as serving as a retention award

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance

•	We use equity-based awards to align the interest of our executives with those of our shareholders

•	Our executives do not have employment or change-in-control agreements (except as provided in the long-term incentive plans)

Compensation Discussion and Analysis

With respect to the compensation of the Company’s Named Executive Officers, this section summarizes:

•	Our executive compensation program objectives;

•	Our executive compensation programs; and

•	Recent decisions regarding 2007 compensation.

Objectives of our Executive Compensation Program

Our executive compensation programs are organized around the following objectives:

•	Attracting talented and experienced executives;

•	Retaining the executive management required to lead the Company; and

•	Motivating executive management to deliver superior Company performance.

These objectives reflect our belief that programs which support the attraction and retention of a highly qualified executive management team—coupled with appropriate incentive programs—serve the long-term interests of our shareholders.

With these objectives in mind, the following principles help guide our decisions regarding executive compensation:

•

NEO compensation opportunities should be competitive with market practices. In order to attract and retain the executives with the experience and skills necessary to lead the Company and deliver strong performance to our shareholders, we are committed to providing total annual compensation opportunities that are competitive. We target our base salaries to the middle (50th percentile) of the market. We review market data provided by Towers Perrin, our independent consultant. While the 50th percentile is provided as a single data point, we consider the market at these levels to be represented by a range of pay that is plus or minus 10 percent of the market rate. We also target our total cash compensation (i.e., base salary plus target annual incentives) and total direct compensation (i.e., total cash compensation plus the expected value of long-term incentives) to the middle (50th percentile) of the market for achieving our business plan. Similar to information on market base salaries, Towers Perrin provides us with market data for total cash and total direct compensation. Total cash and total direct compensation earned by the executives may vary from the 50th percentile based on actual performance relative to our plan. For superior Company performance, we target the 75th percentile for total cash and total direct compensation. Our 2007 decisions resulted in compensation that was within 10 percent of the middle of the appropriate market based on target performance for each NEO.

In 2007, we considered compensation levels and practices among a peer group of forest products companies, real estate companies and general industry—the same industries against which shareholder return of the Company is assessed to determine performance of our long-term incentive awards. However, when benchmarking executive compensation, we use a subset of the peer companies that are similar in size to Plum Creek from a revenue and market-capitalization perspective. Additionally, the real estate peer group was used to benchmark compensation for our Executive Vice President and Senior Vice President, Real Estate and Land Management positions (positions held by Tom Lindquist and Jim Kilberg, respectively).

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	13

The table below summarizes the peer companies we use to evaluate Company performance under our long-term incentive plans and the subset we use to benchmark executive compensation:

Peer Groups for Measuring Performance Under Our Long-Term Incentive Plans

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	A total of 104 companies which	A total of 500 companies which
Deltic Timber	comprise the Morgan Stanley REIT Index	comprise the S&P 500 Index
International Paper
Louisiana-Pacific
MeadWestvaco
Potlatch
Rayonier
St. Joe
TimberWest
Universal Forest Products
Weyerhaeuser

Subset of the above Companies for Benchmarking Compensation

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	The 15 largest real estate	A total of 164 companies with revenues
Louisiana-Pacific	companies by revenue included in	between $1 to $5 billion included in the
MeadWestvaco	the Morgan Stanley REIT Index as	S&P 500 Index (see Appendix A of this
Potlatch	follows:	Proxy Statement for a listing of the 164
Rayonier	Archstone-Smith	companies we use to benchmark
St. Joe	AvalonBay Communities	compensation.)
Universal Forest Products	Boston Properties
Developers Diversified
Duke Realty
Equity Office Properties
Equity Residential
General Growth Properties
Host Marriott
Kimco Realty
Macerich
Prologis
Public Storage
Simon Property Group
Vornado Realty

Other compensation considerations

When making compensation decisions, we consider each NEO’s experience; transferability of skills; the relevance of the NEO’s experience to other potential employers, and the NEO’s readiness to assume a more significant role either within the Company or with another organization.

Along with these considerations, the Compensation Committee reviewed compensation data provided by Towers Perrin from the peer groups previously described. For the CEO, CFO and General Counsel, the Committee considers

14	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

the entire peer group, but places increased emphasis on the general industry data, recognizing that we compete for talent with the companies in this peer group. For our Executive Vice President and Senior Vice President, Real Estate and Land Management, the Committee also considered data from the REIT Index since these positions would also be marketable to these companies. After this compensation review had already been completed, Mr. Lindquist was promoted to Chief Operating Officer (COO). Future compensation reviews will therefore benchmark his compensation to General Industry and Forest Product Industry data to reflect his new responsibilities.

In addition to base salary and incentives, we also offer competitive benefit programs including health and welfare benefits, a 401(k) savings program and a defined benefit pension plan. We offer our NEOs a small number of perquisites. These programs are described in more detail below under Our Executive Compensation Programs.

•

A substantial portion of NEO compensation should be performance-based. Our executive compensation program emphasizes pay-for-performance. This means that shareholder returns along with corporate performance, both short- and long-term, determine the largest portion of executive pay. For our NEOs, over 70% of total direct compensation is performance-based.

The compensation package for our NEOs and other members of management includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company:

–

Annual incentive awards are earned based on achievement of a financial target: funds from operations (“FFO,”) generally defined as net income plus non-cash charges equal to depletion, depreciation and amortization, and the cost basis for lands sold.

–

There are three components of our long-term incentive program: stock options, restricted stock units and value management awards. Compensation from all three components is tied to either growth in our stock price or total return to shareholders. Long-term incentive plan awards to the NEOs are determined by the Committee. These components are further described below in Our Executive Compensation Programs.

•

Our NEOs’ interests should be aligned with those of our shareholders. Approximately half the value of our long-term incentive compensation is delivered in the form of equity—stock options and restricted stock units that are settled in shares of stock, the value of which is dependent upon the performance of our stock price. The remaining portion of our long-term incentives—our value management awards—provide cash and/or stock awards based on our total shareholder return performance relative to return performance earned by the forest products, REIT and S&P 500 industry groups described earlier.

In addition, we have share ownership guidelines for our NEOs. These guidelines ensure that our executives hold a meaningful amount of Company stock so that the impact of changes in our stock performance affects our executives as it affects our shareholders. Our executives must hold a multiple of their base pay in stock as shown below. All our NEOs have met or exceeded the guidelines.

Named Executive Officers	Stock Ownership Target as Multiple of Salary

Rick Holley	5 x base salary

Tom Lindquist	3 x salary

David Lambert, Jim Kilberg and Jim Kraft	2 x salary

•

NEO compensation should be perceived as fair and equitable. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally. We conduct analyses of market pay levels and consider each NEO’s experience and impact on the organization. Ultimately the Committee exercises its judgment in determining the relative value and equity amongst the NEOs.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	15

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our 2007 executive compensation program are summarized in the table below, followed by a more detailed discussion of those programs.

Element	Characteristics	Purpose

Base salary	Fixed element of compensation. All employees are eligible for periodic increases in base salary.	Intended to support market- competitiveness of pay package and is commensurate with each position’s role and responsibilities.

Annual incentive plan awards	Performance-based cash incentive. Committee retains discretion to adjust actual award. Amount earned depends on company performance.	Amount earned for achievement of target
levels of performance intended to support
market-competitiveness of pay package.
Potential for lesser or greater amounts
intended to motivate participants to
achieve superior financial performance
for the Company.

Long-term incentive plan awards:	Performance-based incentive. Committee retains discretion to adjust size of grants. Amounts earned/realized depend upon changes in stock price and total shareholder return relative to peer groups.	Size of grant intended to reward individuals’ prior contributions to the performance of the Company, and future expectations, and to recognize the value of the individual to the organization.

• Stock option awards		• Service-based vesting conditions intended to retain executives. Amount realized from exercise of stock options rewards absolute stock price appreciation.

• Restricted stock unit awards		• Service-based vesting conditions intended to retain executives. Amount realized upon vesting dependent upon stock price performance.

• Value management awards		• Performance-based vesting conditions intended to reward superior total shareholder return relative to each of the peer groups.

Retirement income benefits	Retirement income is a function of base salary, earned annual incentive awards and years of service with the Company.	Intended to support market- competitiveness of pay package. Benefit is affected by years of service and cash compensation (base salary plus annual bonus). Encourages retention and superior performance.

Executive benefits & perquisites	Executives are eligible for perquisites, including an allowance for a leased vehicle, an annual physical, tax and financial planning advice, and certain executives are eligible for a club membership.	These benefits are provided as part of a
competitive benefit and compensation
package. These perquisites are generally
provided by the companies from which we
recruit and are, therefore, provided to
attract and retain members of
management.

Change in Control	Under the terms of the long-term incentive plan, if a plan participant were terminated by the Company within one year following a change-in-control of the Company for any reason other than cause, all benefits under the long-term incentive plan would become vested.	The change-in-control provision in the long-term incentive plan is provided to promote stability and continuity of the management team and is consistent with market practice.

16	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Total Direct Compensation

Based on the principle that NEO compensation opportunities should be competitive with market practices, the specific mix of compensation among base salary, annual incentives and long-term incentives is a function of market pay practices.

•

Base Salary. We provide base salaries for each NEO commensurate with the services each provides to the Company because we believe a portion of total direct compensation should be provided in a form that is fixed and liquid. Based on prevailing market practices, base salary represents approximately 20% of total direct compensation (base salary plus annual incentive plus the value of long-term incentives at grant). In establishing base salary levels of the NEOs and other members of the management team, we consider market median pay levels among individuals in comparable positions within the forest products and real estate industries and general industry as described above. We also consider individual experience, contributions and responsibilities. We believe calibrating base salary at these levels is necessary to attract and retain the executive management required to lead the Company.

Determinations regarding base salary adjustments (as well as other elements of compensation) are made in connection with the annual performance reviews of the NEOs and other members of the management team. The CEO reviews each NEO’s annual performance and makes salary recommendations based on merit to the Committee. The Committee reviews and approves these recommendations.

To determine the compensation for the CEO, the Committee reviews the annual performance evaluations completed by each member of the Board of Directors. Using these evaluation forms and the competitive data provided by Towers Perrin, the Committee exercises its judgment and determines the appropriate level of remuneration.

•

Annual Incentive Plan Awards. NEOs and other employees of the Company are eligible to receive a cash bonus based upon the financial performance of the Company. The Committee believes this element of compensation is important to focus management efforts and provide rewards for annual financial results that are aligned with creating value for our shareholders.

With the assistance of Towers Perrin, cash compensation (base salary plus annual bonus) is positioned approximately at the 25th percentile for threshold bonuses (80% of budget) and approximately at the 75th percentile for maximum bonuses (120% of budget). The table below shows the threshold, target and maximum bonus opportunities represented as a percentage of base salary effective as of the end of the year under the 2007 Annual Incentive Plan at corresponding levels of financial performance results versus plan.

Named Executive Officer	< 80% of financial goal achieved	80% of financial goal achieved	100% of financial goal achieved	120% of financial goal achieved

Rick R. Holley	No bonus paid	55% of salary	110% of salary	165% of salary

Thomas M. Lindquist	No bonus paid	45% of salary	90% of salary	135% of salary

David W. Lambert	No bonus paid	40% of salary	80% of salary	120% of salary

James A. Kilberg	No bonus paid	40% of salary	80% of salary	120% of salary

James A. Kraft	No bonus paid	40% of salary	80% of salary	120% of salary

Earned annual bonuses are determined at year-end based on the Company’s performance against budgeted FFO (funds from operations or net income plus non-cash charges equal to depletion, depreciation and amortization, and the cost basis of land sales). Budgeted FFO is presented to the Company’s Board of Directors and is approved at the Board of Directors meeting in late January or early February.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	17

•

Long-Term Incentive Plan Awards. As described above, the Committee believes that a substantial portion of each NEO’s compensation should be in performance-based pay. Long-term incentive potential represents approximately 50% of our NEOs’ total direct compensation.

NEOs and other employees of the Company currently receive annual grants of stock options, restricted stock units and value management awards. The mix between these forms of awards is designed to be approximately 50% of the total value delivered in value management awards, 25% in stock options and 25% in restricted stock units. We believe this mix represents a balance among vehicles, rewarding for stock price appreciation and relative shareholder return while supporting both the retention and motivation of our NEOs.

As with other elements of our executive compensation program, long-term incentive award grant opportunities are calibrated to market. With the assistance of Towers Perrin, long-term incentive grant ranges are established which result in total direct compensation levels ranging from the 25th to the 75th percentile of market pay levels but are targeted to the 50th percentile.

Individual determinations are made with respect to the type and amount of each long-term incentive vehicle granted by the Company. The Committee uses the benchmark data as a guide and also considers each NEOs past performance, as well the Committee’s future expectations of each executive.

–

Stock Option Awards. Stock option awards provide recipients the right to purchase shares of common stock at a fixed exercise price for a period of up to 10 years. The exercise price of each stock option is based on the fair market value of the common stock on the grant date. Stock options are earned on the basis of continued service to the Company and vest in four equal annual installments, beginning one year after the date of grant.

–

Practices Regarding the Grant of Options and Other Stock-Based Awards. The Committee has followed a practice of making all option grants to its eligible employees on a single date each year. The Committee has granted annual awards at its regularly scheduled meeting in late January or early February since the approval of the Stock Incentive Plan in 2000. This meeting has historically occurred within two weeks following the release of our annual earnings. The Committee believes it is appropriate that annual awards are made at a time when material information regarding our performance for the preceding year has been disclosed.

While the vast majority of our awards to NEOs have been made pursuant to our annual grant program, the Committee retains discretion to make awards to NEOs at other times in connection with the hiring of a new executive, for retention purposes or for a significant increase in responsibility.

As described above, all stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined to be the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on a date or price other than the closing market price on the grant date. All grants to NEOs are made by the Committee and not pursuant to delegated authority.

Option re-pricing is expressly prohibited by the terms of the Stock Incentive Plan. The Plan also expressly requires that options be granted at current fair market value, so above-water grants are also expressly prohibited.

–

Restricted Stock Unit Awards. Restricted stock units provide recipients with shares of common stock upon lapse of the award restrictions. Restricted stock units are earned on the basis of continued service to the Company and vest 25% per year, beginning one year after the date of grant. The recipients of restricted stock units are entitled to receive a cash amount equal to any dividends declared and paid on the Company’s common stock.

In both 2006 and 2007, the Committee approved grants of restricted stock units in conjunction with grants of stock options and value management awards to replace the dividend equivalent rights program described below. In making the decision, the Committee viewed the addition of restricted stock units as increasing the

18	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

retention value of the overall program and making it more straightforward and, therefore, more meaningful to the participants. In addition, it recognized that restricted stock units are an increasingly common feature of peer companies’ total compensation program and concluded that the component would assist in attracting and retaining key executives.

–

Value Management Awards. Value management awards are performance-based awards that result in cash and/or stock payments to participants based on the Company’s three-year total shareholder return (stock price appreciation plus dividends paid) relative to that of the peer groups previously described. The Company’s performance is measured against each peer group as follows: 50% forest product companies, 25% S&P 500 Index and 25% Morgan Stanley REIT Index, respectively. The value of each unit is zero if relative total shareholder return is below the 50th percentile for each of the peer groups and has a maximum value of $200 if the Company’s relative total shareholder return is at or above the 75th percentile for each of the peer groups.

For 2007, the Compensation Committee decided to reduce the Peer Group weighting for the value management award plan from 50% to 25% for the Forest Products companies, and to increase the S&P 500 weighting from 25% to 50% in consideration of consolidation of the forest products industry and resulting smaller peer group. The Morgan Stanley REIT Index will maintain its 25% weighting. Prior awards will maintain the peer group weighting in effect at the time of the grant.

–

Dividend Equivalent Rights. Prior to 2006, our long-term incentive program included awards of dividend equivalent rights. Dividend equivalent rights were granted in tandem with each stock option awarded to executives and provided the opportunity to receive cash payments equal to the per-share dividend paid by the Company based on performance.

Dividend equivalent rights were earned on the basis of relative total shareholder return of the Company relative to that of the three peer groups described above. In addition, the Company was required to have a minimum total shareholder return on an annualized basis of at least 5.5% per year (considering both stock price appreciation plus dividends paid). Based on satisfaction of these performance requirements, up to 100% of the per-share dividends could be earned by participants over a five-year period.

Prior to 2004, dividend equivalent rights were earned based on the Company achieving total shareholder returns of 13% on an annualized basis.

With primary consideration to the complexity of the plan design, the Committee decided to discontinue the dividend equivalent right plan beginning in 2006. All NEOs hold outstanding dividend equivalent right awards, which could earn additional amounts each year through 2009 if performance goals are met.

Additional Information

For more information regarding stock option awards, restricted stock unit awards, value management awards and dividend equivalent rights, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

Other Compensation

•

Perquisites. Our NEOs receive a small number of perquisites provided by or paid by the Company. The allowance for these perquisites differs depending on position and includes an allowance for a leased automobile, tax and financial planning advice, an annual physical and annual membership for a business or social club. The total value of these benefits is disclosed on page 23 in the All Other Compensation column of the Summary Compensation Table. We provide these perquisites because they are provided by many companies from which we attract talent and it is, therefore, beneficial for recruitment and retention purposes.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	19

•

Deferred Compensation Plan. The Company offers a non-qualified deferred compensation plan as a standard executive benefit. Executives are eligible to defer base salary and/or bonus payments. Participants who choose to defer compensation invest in the same mutual funds that are available to participants in the 401(k) plan. Earnings on deferrals are based on mutual fund performance.

Retirement Benefits

•

Thrift and Profit Sharing Plan (401(k) Plan). The Company offers a Thrift and Profit Sharing Plan to all of its employees. The plan provides a company match up to 6% of employee cash compensation (up to the IRS annual limit), depending on company profits.

All employees are eligible to participate in the Thrift and Profit Sharing Plan. We provide this plan because we wish to encourage our employees to save a portion of their cash compensation for retirement in a tax-efficient manner.

•

The Plum Creek Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined benefit plan that covers certain employees. NEOs accrue benefits under this plan unless restricted based on IRS limitations.

•

The Supplemental Plans. These are unfunded plans that provide benefits that makeup for benefits lost due to IRS limitations. The benefits are based on the gross amount of salary and incentive bonuses but exclude all other forms of compensation.

In 2002, our Board of Directors engaged William M. Mercer, Incorporated (“Mercer”), our prior consultant to the Compensation Committee, to conduct a study regarding whether Mr. Holley’s pension benefit was competitive with other executives in the forest products industry. The Mercer study concluded there was a shortfall in Mr. Holley’s pension benefit, and as a result, the Committee provided Mr. Holley with an enhanced benefit under the supplemental pension plan.

The Company believes that the Pension Plan and the Supplemental Plan are an important part of our NEO compensation program. These plans serve an important role in the retention of our senior executives. A summary of our various pension plan benefit formulas and valuations are listed beginning on page 30 of this Proxy Statement.

Severance and Other Termination Benefits

Currently, we do not have any employment, severance or change-in-control contracts other than standard change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, value management awards, dividend equivalent right awards and restricted stock unit awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if the NEO is terminated by the Company within one year following a change-in-control for any reason other than cause or if the NEO is to resign for good reason:

•	All unvested stock options would become fully vested and exercisable;

•	All unvested dividend equivalent rights previously credited to the NEO would be paid within 10 business days of termination;

•	All restrictions applicable to any shares of restricted stock or restricted stock units would lapse; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

20	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Decisions by the Company Regarding 2007 Compensation

The Compensation Committee approves all compensation for the CEO, CFO and other NEOs. Information about the Committee and its composition, responsibilities and operations can be found under Board of Directors and Corporate Governance—Board Committees—Compensation Committee on page 5 of this Proxy Statement.

Role of Management in Compensation Decisions

Management plays a significant role in the compensation setting process by preparing materials for each Committee meeting. Additionally, the CEO plays a significant role in the compensation process for NEOs other than himself by:

•	Evaluating NEOs’ annual performance;

•	Attending the Committee meetings and elaborating on performance criteria and each executives’ individual performance, and

•	Recommending compensation decisions including base salary, annual incentives and long-term incentive awards.

The Committee determines Mr. Holley’s compensation during executive session. He makes no recommendations regarding any element of his own compensation. The Committee considers the competitive market data provided by Towers Perrin as well as the performance evaluations provided by the Board of Directors.

2007 Pay Decisions

Generally, as was the case in 2007, pay decisions are approved by the Compensation Committee at its February meeting. In order to make informed decisions, the Committee reviewed several documents and analyses during 2006 and prior to the February 2007 meeting, including:

•

Competitive total direct compensation analysis for the NEOs. This analysis provided a view of the competitiveness of each position’s pay relative to the three peer groups described above, in the categories of base, short-term and long-term incentive compensation.

•	Recommendations from Towers Perrin on guidelines for the long-term incentive program as described previously on page 18.

•

Tally sheet for the NEOs that included current compensation opportunities, the value of retirement benefits and perquisites as well as a three-year history of amounts earned under cash and long-term incentive programs. In addition, the summary provided a current view of accrued but unearned compensation as well as potential payments received on various termination events.

•	Analysis of relative pay relationship between the CEO and other NEOs to assess internal equity.

•	The CEO’s performance assessment for each of the NEOs and other executives for which the Committee approves compensation.

•	The Board of Director’s performance assessment for the CEO as reviewed and compiled by the chairman of the Committee.

After reviewing the CEO’s performance assessments and compensation recommendations for each NEO, the Committee approved base salaries and total direct compensation (target bonus levels and long-term incentive compensation) for 2007. Each NEO fell within a range of plus or minus 10 percent of the 50th percentile of total direct compensation—a range that is considered competitive by Towers Perrin. While the Committee considered realized compensation from earned bonuses, equity awards, value management awards or retirement programs through their review of the tally sheets, pay decisions for salary, bonus and long-term incentive opportunities were driven by Company performance and competitive market data, as provided by Towers Perrin.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	21

Additionally, during 2007, the Committee exercised its discretion and granted Mr. Lindquist 20,000 restricted stock units which will vest entirely four years after the grant. This award was granted to Mr. Lindquist as an incentive for him to remain with the Company at least through the vesting period.

Annual Incentives Earned for 2007 Performance

The FFO budget for 2007 was set at $512 million dollars in February 2007 by the Board of Directors. The Company achieved $525 million in FFO for 2007, or approximately 102% of the budgeted performance target. However, management recommended to the Committee that the NEOs not be given credit for a land sale that was not factored into the budget at the beginning of the year, but at the same time not be penalized for making the strategic decision to reduce harvest levels during a year that witnessed very weak market conditions. The Committee followed management’s recommendation and reduced actual FFO performance by approximately 12% for the unbudgeted land sale, and reduced budgeted FFO by approximately 7% for the decision to reduce harvest levels. The Committee agreed that management made the correct decision to preserve value for the Company and its stockholders by reducing harvests, and also agreed that the strategic land disposition, although in the best interests of the Company and its shareholders, should not be factored into FFO performance for 2007. Exercising its discretion under the plan, the Committee awarded 2007 annual incentive bonus awards based on 97% of budgeted FFO.

Actual Compensation Earned, Vested or Paid During 2007

The Committee targets total direct compensation at the 50th percentile of the market with the opportunity to earn up to the 75th percentile for superior performance. Summarized in the table below is the compensation earned, vested or paid for each NEO during 2007. Cash compensation earned during 2007 was approximately at target levels. However, amounts earned from value management awards and dividend equivalent rights were above target due to superior performance. For the three-year performance period ending December 31, 2007, our relative performance compared to a peer group of forest product companies was at the 79th percentile and was at the 61st percentile compared to the S&P 500 Index and at the 74th percentile compared to the REIT Index.

Compensation Earned, Vested or Paid During 2007(A)	Rick R. Holley	Thomas M. Lindquist	David W. Lambert	James A. Kilberg	James A. Kraft

Salary(B)	$800,000	$441,260	$300,000	$315,000	$285,000

Annual Incentive Bonus Awards(C)	$816,200	$375,638	$222,600	$233,730	$211,470

Restricted Stock(D)	$101,225	$60,735	$17,694	$420,770	$22,270

Value Management Awards(E)	$2,130,000	$681,600	$213,000	$170,400	$374,880

Dividend Equivalent Rights(F)	$839,717	$293,901	$83,972	$41,986	$151,149

Total Earned Compensation	$4,687,142	$1,853,134	$837,266	$1,181,886	$1,044,769

(A)	Excludes stock options, retirement benefits and perquisites.

(B)	Amount paid during 2007.

(C)	Amount paid in February 2008 with respect to 2007.

(D)	Value of shares vested during 2007.

(E)	Amount vested during 2007 and paid in January 2008 for the three-year performance period ending December 31, 2007.

(F)	Amount earned during the five-year performance period ending December 31, 2007 and paid in January 2008.

22	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Compensation Tables

These abbreviations are used in some of the tables presented in the following section:

•	AIP—Annual Incentive Plan

•	RSUs—restricted stock units

•	RSAs—restricted stock awards

•	VMAs—value management awards

•	DERs—dividend equivalent rights

Summary Compensation Table for the Year 2007

The following table sets forth a summary of compensation for the President and Chief Executive Officer, the Senior Vice President and Chief Financial Officer and the Company’s three other most highly compensated executive officers for services rendered in all capacities (the “Named Executive Officers”). Information for years ended December 31, 2007 and December 31, 2006 are included. Annual compensation amounts are on an accrual basis and include amounts deferred at the Named Executive Officer’s election.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(A)		Option Awards ($)(B)		Non-Equity Incentive Plan Compensation ($)(C)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(D)	All Other Compensation ($)(E)	Total ($)

Rick R. Holley President and Chief Executive Officer	2007 2006	$ $	800,000 775,000	$ $	4,081,697 1,536,046	$ $	599,390 506,698	$ 816,200 $ 864,900	$ 1,574,930 $ 878,483	$ 56,848 $ 68,872	$ $	7,929,065 4,629,999

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2007 2006	$ $	441,260 400,000	$ $	1,714,073 553,268	$ $	226,379 185,231	$ 375,638 $ 380,000	$ 37,770 $ 46,736	$ 47,901 $ 31,414	$ $	2,843,021 1,596,649

David W. Lambert Sr. Vice President and Chief Financial Officer	2007 2006	$ $	300,000 235,756	$ $	561,606 145,147	$ $	87,154 52,836	$ 222,600 $ 219,240	$ 37,617 $ 112,143	$ 33,950 $ 24,871	$ $	1,242,927 789,993

James A. Kilberg Sr. Vice President, Real Estate and Land Management	2007 2006	$ $	315,000 274,037	$ $	468,899 260,117	$ $	67,280 44,982	$ 233,730 $ 270,000	$ 69,562 $ 40,558	$ 34,467 $ 79,586	$ $	1,188,938 969,280

James A. Kraft Sr. Vice President, General Counsel and Secretary	2007 2006	$ $	285,000 277,000	$ $	650,002 254,517	$ $	94,982 90,772	$ 211,470 $ 221,600	$ — $ 158,463	$ 44,126 $ 42,133	$ $	1,285,580 1,044,485

(A)

Stock Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the 2007 accounting expense, calculated in accordance with FAS 123(R), recognized by the Company for restricted stock units, value management awards and dividend equivalent rights. These amounts include expense recognized for grants made during 2007 and for similar awards made in prior years, but were not completely vested prior to January 1, 2007. For more information regarding outstanding

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	23

awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2007 beginning on page 27 of this Proxy Statement. For more information regarding these awards and the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation and in its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on February 28, 2006, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(B)	Option Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the 2007 accounting expense, calculated in accordance with FAS 123(R), recognized by the Company for stock option grants. These amounts include expense recognized for grants made during 2007 and for similar awards made in prior years, but were not completely vested prior to January 1, 2007. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2007 beginning on page 27 of this Proxy Statement. For more information regarding these awards and the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation and in its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on February 28, 2006, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(C)	Non-Equity Incentive Plan Compensation—represents the cash awards earned for 2007 performance under the Annual Incentive Plan. For more information regarding the Annual Incentive Plan for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement.

(D)	Change in Pension Value and Nonqualified Deferred Compensation Earnings—represents the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Plum Creek Pension Plan. For more information regarding retirement benefits for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement. There were no above-market or preferential earnings on deferred compensation for any Named Executive Officer. The change in the actuarial present value for Mr. Kraft’s accumulated benefit was a decrease of $85,949 which is not included in the Summary Compensation Table above.

(E)	All Other Compensation—represents the value of certain benefits and perquisites provided to the Named Executive Officers. Reported compensation includes amounts related to automobiles, physicals, professional tax preparation fees and club dues. Amounts reported for each Named Executive Officer also include $13,500 representing Company matching contributions to the Plum Creek qualified Thrift and Profit Sharing Plan. The amount reported for Mr. Holley includes $27,925 associated with a company leased automobile. The cost for this benefit was calculated based on the incremental cost to the Company during 2007.

Grants of Plan-Based Awards During 2007

The following table supplements the Summary Compensation Table and lists both annual and long-term incentive awards made during 2007 to each Named Executive Officer.

Annual incentive awards are made under the terms of the Annual Incentive Plan. Amounts shown for Annual Incentive Plan awards under the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent payments the Named Executive Officer could have received under the Annual Incentive Plan depending on Company performance for 2007. The Annual Incentive Plan award actually earned for 2007 (and paid in February 2008) is reported in the Summary Compensation Table on page 23.

24	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Restricted stock units, value management awards and stock options are granted under the Company’s Stock Incentive Plan. Amounts shown for value management awards under the column entitled Estimated Future Payouts Under Equity Incentive Plan Awards represent payments the Named Executive Officer could receive depending on Company performance at the end of the three-year performance period on December 31, 2009. Amounts shown for restricted stock units under the column entitled All Other Stock Awards and amounts shown for stock options under the column entitled All Other Option Awards represent the number of restricted stock units and stock options granted to the Named Executive Officer. Amounts shown under the column entitled Grant Date Fair Value of Stock and Option Awards represent the fair value of the restricted stock units, stock options and value management awards on the date that those awards were granted to the Named Executive Officer.

For a discussion of the material terms of these incentive awards and an explanation of the amount of each element of compensation relative to total compensation, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement.

For more information regarding these annual and long-term incentive awards, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement.

Name	Grant Date	Plan Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(C)	All Other Option Awards: Number of Securities Underlying Options (#)(D)	Exercise or Base Price of Option Awards ($/SH)(E)	Grant Date Fair Value of Stock and Option Awards ($)(F)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
				(A)			(B)

Rick R. Holley President and Chief Executive Officer	No Grant Date	AIP	$440,000	$880,000	$1,320,000	—	—	—	—	—	—	—
	February 5, 2007	RSUs	—	—	—	—	—	—	10,000	—	—	$404,200
	February 5, 2007	Stock Options	—	—	—	—	—	—	—	100,000	$40.42	$720,000
	February 5, 2007	VMAs	—	—	—	—	$1,250,000	$2,500,000	—	—	—	$755,375

Thomas M. Lindquist Executive Vice President and Chief Operating Officer(G)	No Grant Date	AIP	$202,500	$405,000	$607,500	—	—	—	—	—	—	—
	February 5, 2007	RSUs	—	—	—	—	—	—	25,000	—	—	$1,010,500
	February 5, 2007	Stock Options	—	—	—	—	—	—	—	40,000	$40.42	$288,000
	February 5, 2007	VMAs	—	—	—	—	$550,000	$1,100,000	—	—	—	$332,365

David W. Lambert Sr. Vice President and Chief Financial Officer	No Grant Date	AIP	$120,000	$240,000	$360,000	—	—	—	—	—	—	—
	February 5, 2007	RSUs	—	—	—	—	—	—	5,000	—	—	$202,100
	February 5, 2007	Stock Options	—	—	—	—	—	—	—	25,000	$40.42	$180,000
	February 5, 2007	VMAs	—	—	—	—	$300,000	$600,000	—	—	—	$181,290

James A. Kilberg Sr. Vice President, Real Estate and Land Management	No Grant Date	AIP	$126,000	$252,000	$378,000	—	—	—	—	—	—	—
	February 5, 2007	RSUs	—	—	—	—	—	—	5,000	—	—	$202,100
	February 5, 2007	Stock Options	—	—	—	—	—	—	—	15,000	$40.42	$108,000
	February 5, 2007	VMAs	—	—	—	—	$200,000	$400,000	—	—	—	$120,860

James A. Kraft Sr. Vice President, General Counsel and Secretary	No Grant Date	AIP	$114,000	$228,000	$342,000	—	—	—	—	—	—	—
	February 5, 2007	RSUs	—	—	—	—	—	—	2,200	—	—	$88,924
	February 5, 2007	Stock Options	—	—	—	—	—	—	—	12,000	$40.42	$86,400
	February 5, 2007	VMAs	—	—	—	—	$160,000	$320,000	—	—	—	$96,688

(A)

Estimated future payouts under non-equity incentive plan awards—represents the value of potential payments under the Annual Incentive Plan to each of the Named Executive Officers based on 2007 performance. For more information regarding the Annual

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	25

Incentive Plan and Threshold, Target and Maximum plan payouts, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement.

(B)	Estimated future payouts under equity incentive plan awards—Threshold, Target, and Maximum values disclosed for value management awards represent the dollar value of potential payments to each of the Named Executive Officers based upon performance over the period 2007-2009 and continued service through 2009. Earned value management awards may be paid partially in stock if the executive is not in compliance with the Company’s stock ownership guidelines. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(C)	All other stock awards—represents the number of restricted stock units that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(D)	All other option awards—represents the number of stock options that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(E)	Exercise or base price of option awards—represents the exercise price of stock options. This price is equal to the closing market price of our common stock on the date of grant.

(F)	Grant date fair value of stock and option awards—represents the respective grant date fair value of the restricted stock units, stock options and value management awards granted to the Named Executive Officers in 2007. For more information regarding these awards and plan payouts, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(G)	Mr. Lindquist was granted 5,000 restricted stock units that vest in 25% installments over each of the next four years based on continued service to the Company and 20,000 restricted stock units, all of which vest on February 3, 2011 based on continued service to the Company.

26	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2007

The following table presents information for all outstanding equity awards held by the Named Executive Officers as of December 31, 2007. Outstanding equity awards consist of stock options, reported under the table heading Option Awards, and value management awards and restricted stock units, reported under the table heading Stock Awards. Also included under Stock Awards are outstanding dividend equivalent rights, which were last awarded in 2005. Option Awards information includes the number of shares of common stock underlying both vested and unvested stock options, along with the exercise price and expiration date associated with each grant of stock options. Stock Awards information includes the number of outstanding restricted stock units, value management awards and dividend equivalent rights, and the market value or payout value of each as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(A)		Number of Securities Underlying Unexercised Options Unexercisable (#)(B)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(C)		Market Value of Shares or Units of Stock That Have Not Vested ($)(D)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(E)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(F)

Rick R. Holley President and Chief Executive Officer	2007 Options	–	2007 Options	100,000	$40.42	February 5, 2017	2007 RSUs	10,000	$460,400	DER Units	195,000	$894,600
	2006 Options	22,500	2006 Options	67,500	$35.74	February 3, 2016	2006 RSUs	7,500	$345,300
	2005 Options	47,500	2005 Options	47,500	$37.49	February 9, 2015
	2004 Options	75,000	2004 Options	25,000	$30.91	February 2, 2014				VMA Units	25,000	$5,000,000
	2003 Options	100,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	100,000	2002 Options	–	$29.70	January 24, 2012
	2001 Options	100,000	2001 Options	–	$26.25	January 25, 2011

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2007 Options	–	2007 Options	40,000	$40.42	February 5, 2017	2007 RSUs	5,000	$230,200	DER Units	70,000	$323,400
	2006 Options	8,750	2006 Options	26,250	$35.74	February 3, 2016	2007 RSUs	20,000	$920,800
	2005 Options	17,500	2005 Options	17,500	$37.49	February 9, 2015	2006 RSUs	4,500	$207,180
	2004 Options	26,250	2004 Options	8,750	$30.91	February 2, 2014				VMA Units	10,500	$2,100,000
	2003 Options	35,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	35,000	2002 Options	–	$29.70	January 24, 2012

David W. Lambert Sr. Vice President and Chief Financial Officer	2007 Options	–	2007 Options	25,000	$40.42	February 5, 2017	2007 RSUs	5,000	$230,200	DER Units	20,000	$92,400
	2006 Options	2,500	2006 Options	7,500	$35.74	February 3, 2016	2006 RSUs	1,313	$60,451
	2005 Options	5,000	2005 Options	5,000	$37.49	February 9, 2015
	2004 Options	7,500	2004 Options	2,500	$30.91	February 2, 2014				VMA Units	4,500	$900,000
	2003 Options	10,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	4,500	2002 Options	–	$29.70	January 24, 2012

James A. Kilberg Sr. Vice President, Real Estate and Land Management	2007 Options	–	2007 Options	15,000	$40.42	February 5, 2017	2007 RSUs	5,000	$230,200	DER Units	18,000	$83,160
	2006 Options	2,500	2006 Options	7,500	$35.74	February 3, 2016	2006 RSUs	1,650
	2005 Options	4,500	2005 Options	4,500	$37.49	February 9, 2015
	2004 Options	6,750	2004 Options	2,250	$30.91	February 2, 2014				VMA Units	3,500	$700,000
	2003 Options	5,000	2003 Options	–	$23.97	January 2, 2013

James A. Kraft Sr. Vice President, General Counsel and Secretary	2007 Options	–	2007 Options	12,000	$40.42	February 5, 2017	2007 RSUs	2,200	$101,288	DER Units	38,000	$178,080
	2006 Options	2,750	2006 Options	8,250	$35.74	February 3, 2016	2006 RSUs	1,650	$75,966
	2005 Options	10,000	2005 Options	10,000	$37.49	February 9, 2015
	2004 Options	13,500	2004 Options	4,500	$30.91	February 2, 2014				VMA Units	3,200	$640,000
	2003 Options	18,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	20,000	2002 Options	–	$29.70	January 24, 2012
	2001 Options	18,000	2001 Options	–	$26.25	January 25, 2011

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	27

(A)	Represents stock options held by each of the Named Executive Officers. The stock options vest 25% per year over four years, beginning one year after the grant date, and expire 10 years from the grant date.

(B)	See footnote (A).

(C)

Represents restricted stock units held by each of the Named Executive Officers. Awards were granted on February 3, 2006 and February 5, 2007 and vest 25% per year over four years on February 3rd of each year of the vesting period. In addition, Mr. Lindquist was granted 20,000 restricted stock units on February 5, 2007 which vest entirely on February 3, 2011.

(D)	Represents the market value of unvested stock awards based on a price of $46.04, the closing stock price of the Company’s common stock on December 31, 2007.

(E)	Represents outstanding 2004 and 2005 dividend equivalent rights and 2006 and 2007 value management awards. Both vested and unvested dividend equivalent rights are included in the reported figures because each outstanding unit can continue to accrue dividends (if performance goals are met) throughout the full term of the award. The five-year performance period for the 2004 and 2005 dividend equivalent rights ends on December 31, 2008 and 2009, respectively. The three-year performance period for the 2006 and 2007 value management awards ends on December 31, 2008 and 2009, respectively.

(F)	Represents the market value of unearned and unvested 2004 and 2005 dividend equivalent rights and unearned 2006 and 2007 value management awards. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated market value of the value management awards is the product of (i) the number of value management award units outstanding, multiplied by (ii) $200, the deemed value management award unit value for “maximum” performance under the terms of the award. Value management awards are valued assuming the maximum performance goal ($200 per unit) is achieved because actual performance to date exceeds target performance ($100 per unit). The estimated market value of the dividend equivalent rights is the product of (i) $8.40, multiplied by (ii) the unearned and unvested portion of the dividend equivalent rights. The amount of $8.40 represents the estimated value of each 2004 and 2005 dividend equivalent right unit, and is based on the actual per-unit value of the 2003 dividend equivalent rights, the performance period for which ended on December 31, 2007.

28	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Option Exercises and Stock Vested During 2007

The following table presents information about equity awards granted in previous years that vested during 2007. Information under the heading Option Awards pertains to the exercise of stock options by Named Executive Officers during 2007. No Named Executive Officer exercised a stock option during 2007. Information under the heading Stock Awards pertains to dividend equivalent rights, restricted stock units and restricted stock awards that vested during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(A)		Value Realized on Vesting ($)(B)

Rick R. Holley President and Chief Executive Officer	0	$0	DERs	13,659	$628,839
			VMAs	46,264	$2,130,000
			RSUs	2,500	$101,225
			TOTAL	62,423	$2,860,064

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	0	$0	DERs	4,819	$221,853
			VMAs	14,805	$681,600
			RSUs	1,500	$60,735
			TOTAL	21,124	$964,188

David W. Lambert Sr. Vice President and Chief Financial Officer	0	$0	DERs	1,377	$63,386
			VMAs	4,626	$213,000
			RSUs	437	$17,694
			TOTAL	6,440	$294,080

James A. Kilberg Sr. Vice President, Real Estate and Land Management	0	$0	DERs	924	$42,521
			VMAs	3,701	$170,400
			RSUs	550	$22,270
			RSAs	10,000	$398,500
			TOTAL	15,175	$633,691

James A. Kraft Sr. Vice President, General Counsel and Secretary	0	$0	DERs	2,522	$116,106
			VMAs	8,142	$374,880
			RSUs	550	$22,270
			TOTAL	11,214	$513,256

(A)	Represents the value of stock awards in 2007 expressed in shares of the Company’s common stock (value management awards and dividend equivalent rights are settled in cash). Amounts for dividend equivalent rights are equal to the quotient of (i) the dollar value of earned dividend equivalent rights and interest amounts vested in 2007, divided by (ii) $46.04, the closing price of the stock on December 31, 2007. Amounts for value management awards are equal to the quotient of (i) the payout value of the 2005 value management award units that vested on December 31, 2007, divided by (ii) $46.04, the closing price of the Company’s common stock on December 31, 2007. Amounts for restricted stock units and restricted stock awards represent the number of shares of the Company’s common stock acquired upon vesting.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	29

(B)	Represents the value of stock awards vested in 2007. The value of the restricted stock units vested during 2007 is based on the stock price on the vesting date. The value of Mr. Kilberg’s restricted stock awards is based on the stock price of $39.85 on the vesting date. The value of value management award units vested during 2007 is based on the cash value of units earned for the performance period ending December 31, 2007. The value of dividend equivalent rights is based on the dollar value of earned dividend equivalent rights and interest amounts vested in 2007.

Pension Benefits as of December 31, 2007

The Company maintains three pension plans: the Supplemental Benefits Plan, the Supplemental Pension Plan and the Plum Creek Pension Plan. Only the Plum Creek Pension Plan is a tax-qualified defined benefit plan under the Internal Revenue Code (“IRC”). Officers whose earnings exceed IRC limitations for tax qualified plans accrue benefits that they would have had but lost because of such limitations under either the Supplemental Benefits Plan or the Supplemental Pension Plan. Some officers are prevented from participating in the qualified plan altogether because of IRC rules limiting the percentage of plan benefits that can accrue to individual plan participants. The Board designates the officers who participate in the Supplemental Benefits Plan. All officers of the Company who are not designated to participate in the Supplemental Benefits Plan participate in the Plum Creek Pension Plan and Plum Creek Supplemental Pension Plan.

Each plan provides a pension benefit that is based upon either a cash balance formula, final average pay formula or both. For those eligible to accrue benefits under each formula, on termination of service to the Company, they will receive the greater of the two benefit amounts. Under the cash balance formula, age-weighted pay credits are allocated to a hypothetical account for the participant. The pay credits range is from 4% to 6% of earnings (gross salary and annual incentive cash bonus). Amounts in the hypothetical account are allocated interest credits tied to the 30-year Treasury interest rate. The benefit amount under the final average pay formula is equal to (i) 1.1% of the highest five consecutive year average earnings (gross salary and annual incentive cash bonus) over the 10 years prior to termination from the Company, plus 0.5% of the highest five consecutive year average earnings over the previous 10 years in excess of one-third of the Old Age Survivors and Disability Insurance taxable wage base in effect during the year of termination, multiplied by (ii) the number of years of total credited service at the Company, up to a maximum of 30 years. Unless otherwise specified by the Plum Creek Board of Directors, officers who joined the Company after September 1, 2000 accrue benefits under the cash balance plan. Officers in the Supplemental Benefits Plan accrue benefits under the final average pay formula. Officers in the Supplemental Pension Plan who joined the Company prior to September 1, 2000 accrue benefits under each formula and, on termination of service to the Company, will receive the greater of the two benefit amounts. Benefits for Messrs. Holley, Lindquist and Kraft are calculated according to the final average pay formula. Benefits for Mr. Lambert are calculated according to both the final average pay and the cash balance formulas, and he will receive the greater of the two benefit amounts upon termination of service to the Company. Mr. Kilberg’s benefits are based on the cash balance formula.

Under each plan, a participant becomes eligible for early retirement at age 55 with 10 years of service. Before early retirement age, the benefit is significantly reduced under each plan. Under the Plum Creek Pension Plan and the Supplemental Pension Plan, the accrued benefit is reduced by 5% for each year the participant’s actual retirement date precedes age 62 up to a 25% total benefit reduction at age 57. Thereafter, the benefit is reduced by an additional 7% at age 56, 6% at age 55 and 17% at age 54. For the Supplemental Benefits Plan, the benefit is reduced by 2% for each year the participant’s actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier, up to a 20% total benefit reduction at age 55. At age 54, the benefit is reduced by an additional 35%. Given these total benefit reduction factors, the early retirement benefits earned under these plans substantially increases once the participant reaches at least age 55 with 10 years of service to the Company. Early retirement does not affect benefits accrued under the cash balance formula. Mr. Holley was the only officer eligible for early retirement benefits during 2007.

30	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

In addition to the foregoing benefit reductions, benefits accrued under the Plum Creek Pension Plan, and any benefits paid from any predecessor pension plans, reduce on a dollar-for-dollar basis the benefits payable from either the Supplemental Benefits Plan or the Supplemental Pension Plan. Payments from predecessor plans for Messrs. Holley, Lambert and Kraft are $100,000, $20,000 and $60,000 respectively.

All benefits under the Supplemental Benefits Plan and Supplemental Pension Plan are paid in the form of a lump sum payable six months following the participant’s date of termination. Under the Plum Creek Pension Plan, participants may elect to have benefits paid either in the form of an annuity or in the form of a lump sum payment payable any time between the first of the month following termination and age 65. For non-cash balance formula plan participants, lump sum payments are calculated based on the 30-year Treasury interest rate in effect during the year the participant terminates.

In lieu of the benefit described above, an enhanced benefit is payable to Mr. Holley upon reaching age 55. Mr. Holley turned 55 during 2007. This enhanced annual benefit, payable in the form of a lump sum six months following his date of termination, equals 50% of his highest five consecutive year average earnings out of the last ten years. This percentage increases 2% for each year Mr. Holley continues employment with the Company beyond age 55, up to a maximum of 60%. As of December 31, 2007, he is eligible for an enhanced annual benefit equal to 51.67% of his highest five consecutive year average earnings out of the last ten years. This benefit is reduced by the $100,000 payment described above and by Mr. Holley’s estimated primary Social Security benefit.

The following table presents information about each Named Executive Officer’s pension benefits.

Name	Plan Name	Number of Years Credited Service (#)(A)	Present Value of Accumulated Benefit ($)(B)	Payments During Last Fiscal Year ($)

Rick R. Holley President and Chief Executive Officer	Supplemental Benefits Plan	25	$10,808,801	$ 0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	Supplemental Benefits Plan	6	$227,326	$ 0

David W. Lambert Sr. Vice President and Chief Financial Officer	Supplemental Pension Plan	19	$307,071	$ 0
	Plum Creek Pension Plan	17	$247,781	$ 0

James A. Kilberg Sr. Vice President, Real Estate and Land Management	Supplemental Pension Plan	5	$140,741	$ 0
	Plum Creek Pension Plan	3	$53,308	$ 0

James A. Kraft Sr. Vice President, General Counsel and Secretary	Supplemental Benefits Plan	24	$1,374,102	$ 0

(A)

Represents the number of years of credited service under the Plum Creek Pension Plan (a tax qualified plan), the Supplemental Pension Plan and the Supplemental Benefits Plan, as applicable. As discussed on page 30 under Pension Benefits as of December 31, 2007, some officers have accrued benefits under more than one plan because of IRC limits on the percentage of plan benefits that can accrue to individual plan participants under tax qualified plans. When necessary to avoid exceeding these limits, affected officers cease accruing benefits under the qualified plan and thereafter accrue benefits solely under either the Supplemental Pension Plan or, if designated by the Board, the Supplemental Benefits Plan, in each case based on their total years of service to the company. Mr. Lambert has been employed by the Company for 19 years, during which time he was eligible to accrue

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	31

benefits under the tax qualified plan for 17 years. Mr. Kilberg has been employed by the Company for five years, during which time he was eligible to accrue benefits under the tax qualified plan for 3 years.

(B)	Represents the present value of accumulated benefits assuming retirement at the earliest age at which unreduced benefits could be paid. Age 65 was assumed for all participants except for Messrs. Holley, Kraft and Lambert, the reported amounts for which assumed immediate retirement for Mr. Holley (since he is now eligible for early retirement), age 60 for Mr. Kraft and age 62 for Mr. Lambert. For a complete discussion of the other assumptions used in computing the amounts in Present Value of Accumulated Benefits, see the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 10 Employee Pension and Retirement Plans.

Nonqualified Deferred Compensation for 2007

Named Executive Officers have the opportunity to participate in the Plum Creek Timber Company, Inc. Deferral Plan (the “Deferral Plan”). Under the terms of the Deferral Plan, each Named Executive Officer may choose to defer receipt of all or any portion of his or her base salary, annual cash incentive bonus under the Annual Incentive Plan or payouts in cash or stock of value management awards. No other form of compensation may be deferred under the Deferral Plan. Deferred amounts earn a market investment rate of return that varies with the Named Executive Officer’s specific choice of investment among those investments offered by the Deferral Plan administrator. Participants may invest in the same mutual funds that are available to participants in our Thrift and Profit Sharing Plan.

At the time a deferral election is made, participants must make a distribution election among the following choices: lump sum payment following termination of service to the Company, five annual payments following termination of service to the Company or ten annual payments following termination of service to the Company. Payments will be made, or in the case of annuities will begin, in January of the year following termination of service for all terminations occurring between January 1st and June 30th. Payments will be made or will begin in July of the year following termination of service for all terminations occurring between July 1st and December 31st. Under the terms of the Deferral Plan, participants may not modify their distribution election.

The following table presents information about compensation deferred by the Named Executive Officer.

Name	Executive Contributions in Last FY ($)(A)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(B)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(C)

Rick R. Holley President and Chief Executive Officer	$0	$0	$0	$0	$0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$200,000	$0	$41,690	$0	$723,094

David W. Lambert Sr. Vice President and Chief Financial Officer	$0	$0	$0	$0	$0

James A. Kilberg Sr. Vice President, Real Estate and Land Management	$0	$0	$0	$0	$0

James A. Kraft Sr. Vice President, General Counsel and Secretary	$0	$0	$0	$0	$0

32	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

(A)	Represents amounts voluntarily deferred by the Named Executive Officers during 2007. These amounts are also reported as Salary in the Summary Compensation Table.

(B)	Represents investment earnings on deferred compensation. These earnings represent a market-based rate of return based on the investment elections made by the Named Executive Officer.

(C)	Represents the balance of all deferred compensation by the Named Executive Officer through December 31, 2007, including earnings on such deferred amounts. Amounts deferred prior to 2007 totaling $388,800 were reported in previous years in the summary compensation tables of the Company’s proxy statements.

Termination Payments at December 31, 2007

No officer of the Company has an employment, severance or change-in-control contracts other than termination and change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, dividend equivalent rights, restricted stock awards, restricted stock units and value management awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if the Named Executive Officer is terminated by the Company within one year following a change-in-control for any reason other than for Cause, or if the Named Executive Officer is to resign for Good Reason:

•	All unvested stock options would become fully vested and exercisable;

•	All dollar amounts associated with vested and unvested dividend equivalent rights previously credited to the NEO would be paid within 10 business days of termination;

•	All restrictions applicable to any shares of restricted stock awards would lapse and all outstanding restricted stock units would vest; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

Under the Stock Incentive Plan, the term “Cause” is defined to mean: (i) a plan participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by a plan participant involving personal dishonesty, theft or fraud in connection with the plan participant’s duties as an employee of the Company or a subsidiary of the Company; or (iii) if applicable, a breach of any one or more material terms of a plan participant’s employment agreement with the Company. The term “Good Reason” is defined to mean, without a plan participant’s written consent: (i) a reduction in the plan participant’s titles, positions, duties and responsibilities as in effect immediately prior to a change in control; (ii) a reduction in the plan participant’s annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a change in control; or (iii) relocation of the plan participant’s principal place of employment to a location more than 35 miles from the plan participant’s principal place of employment immediately prior to a change in control.

Furthermore, if a Named Executive Officer is terminated due to death or total disability, there are similar accelerated vesting provisions, except that unvested value management awards are forfeited. Pension and nonqualified deferred compensation benefits are not enhanced upon termination. See pages 31 and 32 of this Proxy Statement for accrued pension benefits and accrued nonqualified deferred compensation benefits, respectively.

The Company also maintains a broad-based severance program covering all employees which provides up to ten weeks’ pay depending on years of service. For certain position elimination separations, the Company has provided extended benefits equal to two weeks of pay for every year of service up to one year in consideration of a waiver and release for all potential claims. The Committee reserves the right to adjust this program for executives as well.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	33

The following table presents information about cash payments and the cash value of accelerated vesting that would be payable to, or realized by, the Named Executive Officer upon a termination of employment following a change in control or by reason of the death or total disability of the Named Executive Officer.

	Termination of Service—Change in Control(A)					Termination of Service—Death or Total Disability(B)
Name	Value Management Awards	Dividend Equivalent Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Awards	Dividend Equivalent Awards	Stock Options	Restricted Stock/ Units	Total
Rick R. Holley President and Chief Executive Officer	$2,500,000	$305,189	$2,041,625	$805,700	$5,652,514	$0	$305,189	$2,041,625	$805,700	$3,152,514

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$1,033,333	$109,057	$777,187	$1,358,180	$3,277,757	$0	$109,057	$777,187	$1,358,180	$2,244,424

David W. Lambert Sr. Vice President and Chief Financial Officer	$400,000	$31,159	$298,325	$290,651	$1,020,135	$0	$31,159	$298,325	$290,651	$620,135

James A. Kilberg Senior Vice President, Real Estate and Land Management	$333,333	$24,934	$234,068	$177,254	$769,589	$0	$24,934	$234,068	$177,254	$436,256

James A. Kraft Sr. Vice President, General Counsel and Secretary	$320,000	$58,648	$306,000	$177,254	$861,902	$0	$58,648	$306,000	$177,254	$541,902

(A)	Calculations assume that on December 31, 2007, (i) a change-in-control occurred and (ii) each of the Named Executive Officers is terminated and eligible for enhanced benefits under the Company’s Stock Incentive Plan. The change in control value of unvested stock options, restricted stock awards and restricted stock units represents the intrinsic value of those awards based on a price of $46.04, the closing stock price of the Company’s common stock on December 31, 2007. Value management awards are valued based on a maximum value of $200 per unit. Dividend equivalent rights are valued based on the value of the unvested portion of each Named Executive Officer’s memorandum account.

(B)	Calculations assume that on December 31, 2007, each of the Named Executive Officer’s employment with the Company is terminated due to death or total disability. The termination of service value of unvested stock options, restricted stock awards and restricted stock units represents the intrinsic value of those awards based on a price of $46.04, the closing price of the Company’s common stock on December 31, 2007. Value management awards are forfeited. Dividend equivalent rights are valued based on the value of the unvested portion of each Named Executive Officer’s memorandum account.

34	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

Equity Compensation Plan Information

The following table summarizes options and other rights outstanding under Plum Creek’s equity-based compensation plans as of December 31, 2007:

Plan category	Securities to Be Issued Upon Exercise(A)	Weighted- Average Exercise Price(B)	Securities Available for Future Issuance(C)

Equity compensation plans approved by security holders	2,506,961	$33.03	8,597,304
Equity compensation plans not approved by security holders(D)	–	–	–

(A)	Number of securities to be issued upon exercise of outstanding stock options and upon vesting of 172,031 outstanding restricted stock units at December 31, 2007.

(B)	Weighted-average exercise price of outstanding stock options, that does not include unvested restricted stock units at December 31, 2007, which have a weighted-average grant date fair value of $38.70.

(C)	Represents shares available for future issuance under the Stock Incentive Plan. At December 31, 2007, 3.8 million shares of the 12.4 million shares available for issuance under the Stock Incentive Plan have been used for the grant of stock options, the grant of restricted stock and restricted stock units, the payment of earned value management awards and earned dividend equivalent rights. The number of shares to be issued in connection with value management awards and dividend equivalent rights is not determinable until the end of their respective performance periods. For a description of the various stock-based grants that may be issued under the Stock Incentive Plan, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 28, 2008, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(D)	As of December 31, 2007, there are 15,592 outstanding options to acquire Plum Creek common stock that were issued originally under the Georgia-Pacific long-term incentive plans as options to acquire Georgia-Pacific’s Timber Company stock. These stock options have a weighted-average exercise price of $16.42 per share and were assumed by the Company in connection with The Timber Company Merger. Although the Company’s stockholders did not separately approve the assumption of these stock options, the stockholders did approve each of The Timber Company Merger and the related merger agreement (and all of the transactions contemplated by the merger agreement, including the company’s assumption of the stock options). No additional Plum Creek stock options may be granted under the Georgia-Pacific long-term incentive plans.

RELATED PARTY TRANSACTIONS

The Company’s Code of Conduct governs related party transactions for the Company’s directors, officers and employees and requires potential conflicts of interest to be reported to the Company’s legal department. The Company’s policy covers any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be involved and in which any related person had, has or will have a material interest. The Company’s policy recognizes that these transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company’s policy recognizes that there may be situations where a related party transaction may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on terms comparable to those provided to or by unrelated third parties.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	35

The legal department reviews all information regarding a related party transaction and assesses whether an actual or proposed transaction is or may be inconsistent with the Company’s policy. If the legal department determines that the actual or proposed transaction is or may be inconsistent with the Company’s policy, the transaction is submitted to the Board for review. In reviewing a transaction, the legal department and the Board take into consideration all of the relevant facts and circumstances available to them, including, but not limited to: (1) the related person’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the amount involved; (3) the benefits to the Company of the transaction; and (4) an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated party.

In addition, any related party transaction involving a director is reviewed annually by the Corporate Governance and Nominating Committee and the Board in determining the independence of the Company’s directors under the Board’s categorical standards for director independence, SEC rules and the NYSE listing standards. Directors and executive officers are required annually to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. The Corporate Governance and Nominating Committee reviews all transactions and relationships disclosed in the questionnaires, and the Board makes a formal determination regarding each director’s independence under the Board’s and the NYSE’s independence standards.

For a description of related party transactions during 2007, see Compensation Committee Interlocks and Insider Participation below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who served as a member of the Compensation Committee at any time during 2007 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. McLeod, Tobias and White served as members of the Compensation Committee during 2007, and Mr. Webb served as a member of the Compensation Committee for part of 2007. No person who served as a member of the Compensation Committee at any time during 2007 is, or was, an officer or employee of the Company. During 2007, the Company paid $758,969 to Norfolk Southern Railway Company for rail transportation services. These payments were made pursuant to a series of arm’s-length negotiated transactions, and represent less than 2% of the Company’s total railway transportation costs. Mr. Tobias serves as vice president and director of Norfolk Southern Railway Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on its review and discussions, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in this Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

Robin Josephs, Robert B. McLeod, Stephen C. Tobias and Martin A. White (Chairman)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, certain officers of the Company designated by the Board and persons who hold more than 10 percent of the Company’s common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of, and transactions in, the Company’s securities and furnish to the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2007 were met in a timely manner by such designated officers, Board members and greater than 10 percent stockholders.

36	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

PROPOSAL 2

Ratify Appointment of the Independent Auditors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Ernst & Young LLP (“Ernst & Young”) currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for the year 2007. The Audit Committee appointed Ernst & Young in February of 2008 to serve as independent auditors to conduct an audit of the Company’s accounts for the year 2008, subject to ratification by stockholders. A representative of Ernst & Young will attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young, and it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS ON THE ENCLOSED PROXY CARD.

INDEPENDENT AUDITORS

Fees to the Independent Auditors for 2006 and 2007

Ernst & Young billed the Company for the following services for the years ended December 31, 2006, and December 31, 2007:

	2006	2007

Audit Fees	$1,489,500	$1,407,000
Audit-Related Fees(A)	$33,000	$17,000
Tax Fees(B)	$365,771	$379,222
All Other Fees	$0	$0
Total Fees	$1,888,271	$1,803,222

(A)	For 2006 and 2007, audit related fees were paid for consulting services relating to financial accounting and reporting standards governing the Company’s real estate development and real estate joint venture accounting policies.

(B)	For 2006, fees of $248,125 were paid for tax planning and research services, and fees of $117,646 were paid for tax compliance services (including U.S. federal returns) and tax-examination assistance. For 2007, fees of $282,565 were paid for tax planning and research services, and fees of $96,657 were paid for tax compliance services (including U.S. federal returns) and tax examination assistance.

All of the services provided by the independent auditors in 2006 and 2007 were pre-approved by the Audit Committee, which concluded that these services were compatible with the maintenance of the independent auditor’s independence in the conduct of its auditing functions. Consistent with the terms of its charter, the Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The Committee may delegate its pre-approval responsibility to a single member of the Committee, provided that any pre-approval

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	37

decisions made by any such single Committee member is presented to and discussed by the full Committee at its next scheduled meeting. This responsibility has been delegated to Mr. McDonald, the Chairman of the Committee, with respect to services to be provided prior to any scheduled meeting of the Committee.

PROPOSAL 3

Stockholder Proposal

Newground Social Investment, 2206 Queen Anne Avenue N., Suite 402, Seattle, Washington, 98109, on behalf of Ms. Nancy M. Herbert, holder of 85 shares of common stock, has notified the Company that it intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Company has no responsibility, is set forth below.

Stockholder Statement

STOCKHOLDER PROPOSAL—CORPORATE POLITICAL CONTRIBUTIONS AND TRADE ASSOCIATION PAYMENTS

Resolved, that the shareholders of Plum Creek Timber Company (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

c.	The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Plum Creek we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. These decisions involve political contributions, called “soft money,” and payments to trade associations and related groups that are used for political activities. Most of these expenditures are not disclosed. Plum Creek has contributed nearly $400,000 in corporate funds since the 2000 election cycle (Center for Political Accountability, http://www.politicalaccountability.net/files/CPA%20-%20T&A%20profile%20-%20Plum%20Creek%20Timber-07.pdf). However, its payments to trade associations used for political activities are undisclosed and unknown. These activities include direct and indirect political contributions to candidates, political parties or political organizations;

38	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

independent expenditures; or electioneering communications on behalf of a federal, state or local candidate. The result: shareholders and, in many cases, management do not know how trade associations use their company’s money politically. The proposal asks the Company to disclose its political contributions and payments to trade associations and other tax exempt organizations.

Absent a system of accountability, company assets can be used for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

Company Statement

This proposal is similar to proposals submitted by the stockholder proponent on two prior occasions. The Board has carefully considered this resubmission of the proposal and believes that its adoption is unnecessary and would not be in the best interests of Plum Creek and its stockholders.

The Company’s participation in the political process is regulated by law and by internal policy. All of the Company’s political activities are governed by its Political Contributions Policy and by its Code of Conduct, each of which can be viewed on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. First and foremost, these policies require that all corporate political expenditures and related activities be undertaken with a view to the long-term and best interests of the Company and its stockholders. They also require that all corporate expenditures (including use of corporate funds, credit, property or services) be approved by the Chief Executive Officer, who in turn reports on these expenditures to the Board of Directors.

The Political Contributions Policy was adopted by the Board in 2007 to provide investors and other stakeholders with greater insight into the Company’s participation in the political process. As articulated in the policy, corporate political contributions are made only to candidates who demonstrate integrity and character, while great consideration is also given to the candidate’s geographical representation, voting record, membership on relevant governmental committees and leadership role in the legislature or political party. The policy also discloses that the Company maintains membership in trade associations that are principally comprised of forest products companies and companies who manage their businesses as real estate investment trusts, or REITs—in other words, organizations with a relevant business focus.

The Company’s political contribution activities are also governed by numerous federal, state and local laws and regulations governing political contributions. These laws and regulations include detailed disclosure requirements. They also prohibit the Company from making corporate contributions to federal candidates, though in some states it is able to make contributions to state and local candidates or initiatives where permitted by law.

If adopted, this proposal would impose additional costs and administrative burdens on the Company without conferring a commensurate benefit to stockholders. Given the Company’s moderate use of corporate funds for these purposes (less than $170,000 in 2007), the preparation of the reports requested in this proposal would result in an unnecessary and unproductive use of Company resources. The Board is satisfied that there is in place a system of accountability and that Company assets are used for political objectives that are in the best long-term interest of the Company and its stockholders. Senior management guides the Company’s political activities to ensure political contributions are focused on issues and candidates that are relevant and significant to the Company’s business, and the Board is regularly kept apprised of these efforts.

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE “AGAINST” IT ON THE ENCLOSED PROXY CARD.

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	39

OUTSTANDING CAPITAL STOCK

The common stock of the Company is its only class of voting capital stock. The Company’s common stock is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 10, 2008. At the close of business on that date, the Company had 171,103,893 issued and outstanding shares of common stock, $.01 par value. The closing price of the Company’s common stock on that date was $38.47 per share.

STOCKHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting of stockholders will be held in May of 2009. Any stockholder who desires to submit a proposal for inclusion in the proxy materials related to the next Annual Meeting of stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before November 21, 2008. Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s principal executive offices not later than February 4, 2009. The Company Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Company Bylaws, not earlier than February 6, 2009, and not later than March 7, 2009. Article II, Section 5 of the Company Bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2007. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated into this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 4300, SEATTLE, WASHINGTON, 98104-4096.

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on February 28, 2008.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

40	PLUM CREEK 2008 NOTICE AND PROXY STATEMENT

APPENDIX A

ADC Telecommunications Inc

Adobe Systems Inc

Agilent Technologies Inc

Allegheny Energy Inc

Allegheny Technologies Inc

Allergan Inc

Altera Corp

Ambac Financial Group Inc

American Power Conversion Corp

Analog Devices Inc

Apartment Investment and Management Co

Apollo Group Inc

Applera Corp Applied Biosystems Group

Autodesk Inc

Bard (C.R.) Inc

Barr Pharmaceuticals Inc

Bausch & Lomb Inc

Bemis Co Inc

Big Lots Inc

Biogen Idec Inc

Biomet Inc

BJ Services Co

Block (H&R) Inc

BMC Software Inc

Boston Properties Inc

Broadcom Corp

Brown-Forman Corp

CA Inc

CB Richard Ellis Group Inc

CenturyTel Inc

Chesapeake Energy Corp

Cincinnati Financial Corp

Cintas Corp

Citizens Communications Co

Clorox Co

Coach Inc

Comerica Inc

Commerce Bancorp Inc

Compass Bancshares Inc

Compuware Corp

CONSOL Energy Inc

Constellation Brands

Convergys Corp

Cooper Industries Ltd.

Corning Inc

Dow Jones and Co Inc

Dynegy Inc

E*TRADE Financial Corporation

eBay Inc

Ecolab Inc

El Paso Corp

Electronic Arts Inc

ENSCO International Inc

EOG Resources Inc

Equifax Inc

Equity Office Properties Trust

Equity Residential

Fidelity National Information Services Inc

First Horizon National Corp

Fiserv Inc

Forest Laboratories Inc

Freeport-McMoran Copper & Gold Inc

Genzyme Corp

Gilead Sciences Inc

Harman International Industries Inc

Hasbro Inc

Health Management Associates Inc

Hercules Inc

Hershey Co

Hilton Hotels Corp

Hospira Inc

Huntington Bancshares Inc

IMS Health Inc

International Flavors & Fragrances Inc

International Game Technology

Intuit Inc

JDS Uniphase Corp

Juniper Networks Inc

Kinder Morgan Inc

King Pharmaceuticals Inc

KLA-Tencor Corp

Laboratory Corporation of America Holdings

Legg Mason Inc

Linear Technology Corp

Liz Claiborne Inc

LSI Logic Corp

M&T Bank Corp

Manor Care Inc

Marshall & Ilsley Corp

Maxim Integrated Products Inc

MBIA Inc

McCormick & Company Inc

MedImmune Inc

Meredith Corp

MGIC Investment Corp

Molex Inc

Moody’s Corp.

Mylan Laboratories

National Oilwell Varco Inc

National Semiconductor Corp

Network Appliance Inc

New York Times Co

Newmont Mining Corp

Nicor Inc

Noble Corp

Northern Trust Corp

Novellus Systems Inc

NVIDIA Corp

Pactiv Corp

Pall Corp

Patterson Companies Inc

Paychex Inc

Peabody Energy Corp

Peoples Energy Corp

PerkinElmer Inc

Pinnacle West Capital Corp

ProLogis

Public Storage Inc

Questar Corp

Robert Half International Inc

Rockwell Collins Inc

Rowan Companies Inc

Sabre Holdings Corp

SanDisk Corp

Scripps (E.W.) Co.

Sealed Air Corp

Sigma-Aldrich Corp

Simon Property Group Inc

Snap-On Inc

Sovereign Bancorp Inc

Spectra Energy Corp

St. Jude Medical Inc

Stanley Works

Stryker Corp

Symantec Corp

Synovus Financial Corp.

T. Rowe Price Group Inc

TECO Energy Inc

Tektronix Inc

Tellabs Inc

Temple-Inland Inc

Teradyne Inc

Thermo Fisher Scientific Inc

Tiffany & Co.

Torchmark Corp

Transocean Inc

Univision Communications Inc

UST Inc

Verisign Inc

Vornado Realty Trust

Vulcan Materials Co

Waters Corp

Watson Pharmaceuticals Inc

Weatherford International Ltd.

Wendy’s International Inc

Western Union Co

Windstream Corp

WM. Wrigley Jr. Co

Wyndham Worldwide Corp

Xilinx Inc

XTO Energy Inc

Zimmer Holdings Inc

Zions Bancorporation

PLUM CREEK 2008 NOTICE AND PROXY STATEMENT	A-1

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club

Driving Instructions

Northbound on Interstate Highway 5

Take the Seneca Street Exit

Turn right on Sixth Avenue

Southbound on Interstate Highway 5

Take the Union Street Exit

From Union Street, turn left on Fifth Avenue

Turn left on University Street

Turn left on Sixth Avenue

Westbound on Interstate Highway 90

Merge to Interstate Highway 5 Northbound

Take the Madison Street Exit

Turn left on Madison Street

Turn right on Sixth Avenue

Address

Washington Athletic Club

1325 Sixth Avenue, Seattle,

Washington 98101

•       The Washington Athletic Club is located in downtown Seattle on Sixth Avenue, between Union Street and University Street.

•       Washington Athletic Club Parking is available one block north of the club entrance, just past Union Street on the left.

[Form of Proxy Card]

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Plum Creek in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

[CONTROL NUMBER]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PLMCK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

PLUM CREEK TIMBER COMPANY, INC.	[CONTROL NUMBER]

The Board recommends a vote FOR each nominee listed below:

Proposal 1 ELECTION OF DIRECTORS.	For	Against	Abstain

1a Rick R. Holley	☐	☐	☐

1b Ian B. Davidson	☐	☐	☐

1c Robin Josephs	☐	☐	☐

1d John G. McDonald	☐	☐	☐

1e Robert B. McLeod	☐	☐	☐

1f John F. Morgan, Sr.	☐	☐	☐

1g John H. Scully	☐	☐	☐

1h Stephen C. Tobias	☐	☐	☐

1i Martin A. White	☐	☐	☐

The Board recommends a vote FOR Proposal 2: Proposal 2				For	Against	Abstain

	PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2008.			☐	☐	☐

The Board recommends a vote AGAINST Proposal 3: Proposal 3				For	Against	Abstain

	PROPOSAL RELATING TO DISCLOSURE OF THE COMPANY’S POLITICAL CONTRIBUTION POLICIES AND CERTAIN OF ITS POLITICAL CONTRIBUTION ACTIVITIES.			☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1; “FOR” with respect to Proposal 2; and “AGAINST” with respect to Proposal 3.

For address changes, please check this box and write them on the back where indicated. ☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN REPRESENTATIVE CAPACITY, SIGN NAME AND PROVIDE TITLE.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 7, 2008. The Proxy Statement and Plum Creek’s Annual Report on Form 10-K for the year ended December 31, 2007 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The Proxy Statement and Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the internet.

Attending the Meeting in Person. Directions to the location of the Annual Meeting are available on Plum Creek’s web site at http://proxy.plumcreek.com.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors for

the 2008 Annual Meeting of Stockholders, May 7, 2008.

The undersigned acknowledges receipt of (a) the Notice of 2008 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the “Company”), (b) the accompanying Proxy Statement and (c) the Annual Report of the Company for its fiscal year ended December 31, 2007. Rick R. Holley, David W. Lambert and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington, on May 7, 2008 at 9:00 a.m., or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment or postponement thereof.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 2, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” WITH RESPECT TO PROPOSAL 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE PLUM CREEK TIMBER COMPANY, INC. 999 THIRD AVENUE, SUITE 4300 SEATTLE, WASHINGTON 98104-4096	Address Changes:

(If you noted any address changes above, please check corresponding box on the reverse side).